UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2012 (June 5, 2012)

  FIFTH & PACIFIC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

In connection with the offering of $152.0 million aggregate principal amount (the “Additional Notes”) of 10.50% Senior Secured Notes due 2019 (“Notes”) by Fifth & Pacific Companies, Inc. (the “Company”), the Company and certain of the Company’s domestic subsidiaries that guarantee the Notes (the “Guarantors”) have entered into a Purchase Agreement, dated as of June 6, 2012, among the Company, the Guarantors and the initial purchasers named therein (collectively, the “Initial Purchasers”) relating to the Company’s issuance and sale of the Additional Notes (the “Purchase Agreement”). The Additional Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The sale of the Additional Notes closed on June 8, 2012.   The Additional Notes were issued pursuant to the existing Indenture governing the Notes, dated as of April 7, 2011, as amended to date, among the Company, the Guarantors and U.S Bank, National Association, as trustee (the “Notes Indenture”).

The Purchase Agreement contains representations and warranties, covenants and conditions precedent that are customary for transactions of this type. In the Purchase Agreement, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against liabilities arising from the transactions under such Purchase Agreement, including liabilities arising under the federal securities laws.

The Company is using the net proceeds of the offering of the Additional Notes (i) to repay the $36.7 million (based on an exchange rate of $1.2389 per euro) that the Company has drawn under its revolving credit facility to make a privately-negotiated repurchase (the “Euro Notes Repurchase”) of 28.6 million euro aggregate principal amount of 5.0% euro Notes due July 2013 (the “Euro Notes”), (ii) to pay the consideration in the upcoming redemption of the remaining 52.9 million euro aggregate principal amount of Euro Notes (the “Euro Notes Redemption”), (iii) to fund all or a portion of the consideration in the planned exercise of the Company’s option to purchase a 51% interest in Kate Spade Japan Co., Ltd, which is a joint venture that was formed between Sanei International Co., Ltd, a Japanese entity, and Kate Spade LLC, one of the Company’s subsidiaries (the “Kate Spade Japan Buyout”), and (iv) to pay associated fees and expenses. Any remaining proceeds will be used for general corporate purposes.

The information regarding the terms of the Notes, which is contained in Item 1.01 the Company’s Current Report on Form 8-K filed on April 7, 2011 is hereby incorporated in this Item 1.01 by reference.

Amendment to Revolving Credit Facility

On June 5, 2012, the Company entered into a fifth amendment (the “Fifth Amendment”) to its second amended and restated revolving credit agreement, dated as of May 6, 2010, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC, SunTrust Bank and General Electric Capital Corporation, as Documentation Agents.

The Fifth Amendment, among other things, permits the Company (i) to issue the Additional Notes, (ii) to pay the consideration in the Euro Notes Repurchase and the Euro Notes Redemption and (iii) to fund all or a portion of the Kate Spade Japan Buyout, subject to certain tests and conditions.

The description above is a summary of the Fifth Amendment and is qualified in its entirety by the complete text of the Fifth Amendment itself.  The Company intends to file the Fifth Amendment as an exhibit to its next Quarterly Report on Form 10-Q.

Registration Rights Agreement

Under a Registration Rights Agreement, by and among the Company and the several guarantors party thereto and the initial purchasers party thereto, dated as of June 8, 2012, the Company  agreed, among other things, (i) to use its reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Additional Notes for new exchange notes evidencing the same continuing indebtedness and with substantially identical terms except that the new exchange notes will not be subject to restrictions on transfer or registration rights; (ii) to file a shelf registration statement with respect to the Additional Notes, under certain circumstances, and (iii) to use commercially reasonable efforts to consummate a similar exchange offer for the Notes the Company previously issued in April 2011 (the “April 2011 Notes”). The Company has also agreed to use reasonable best efforts to include the Additional Notes in any exchange offer registration statement for the April 2011 Notes.

If (i) the exchange offer with respect to the Additional Notes or the exchange offer with respect to the April 2011 Notes has not been completed by October 15, 2012, (ii) an effective shelf registration statement is not made available by the 90th calendar day after the date on which the requirement to make such shelf registration statement available arises or (iii) following effectiveness of the shelf registration statement, subject to limited exceptions, it ceases to remain effective or otherwise available for more than 60 calendar days in any 12-month period, the annual interest rate borne by the affected Additional Notes will be increased by 0.25% per annum with respect to each 90-day period that passes, up to a maximum of 1.00% per annum, in each case, until the exchange offer is filed or completed, an effective shelf registration statement becomes available or again becomes available, as applicable.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Issuance of Additional 10.50% Senior Secured Notes due 2019

The disclosures contained in Item 1.01 are hereby incorporated under this Item 2.03 by reference.

The information regarding the terms of the Notes, which is contained in Item 1.01 the Company’s Current Report on Form 8-K filed on April 7, 2011 is hereby incorporated in this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: June 11, 2012	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary